Exhibit (b)(3)

[CERTAIN PORTIONS OF THIS EXHIBIT CONTAIN CONFIDENTIAL INFORMATION WHICH IS

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY

DISCLOSED. THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE IDENTIFIED AS

“[REDACTED]” AND HAVE BEEN OMITTED.]

MTY FOOD GROUP INC.

MTY FRANCHISING USA, INC.

as Borrowers

- and -

THE TORONTO-DOMINION BANK

as Canadian Agent

- and -

TORONTO DOMINION (TEXAS) LLC

as U.S. Agent

- and -

THE FINANCIAL INSTITUTIONS IDENTIFIED

ON THE SIGNATURE PAGES HERETO

as Revolving Lenders

- and -

TD SECURITIES

NATIONAL BANK FINANCIAL MARKETS

as Co-Lead Arrangers and Joint Bookrunners

- and -

THE TORONTO-DOMINION BANK

NATIONAL BANK OF CANADA

BANK OF MONTREAL

THE BANK OF NOVA SCOTIA

as Co-Syndication Agents

- and -

BANK OF MONTREAL

THE BANK OF NOVA SCOTIA

as Co-Documentation Agents

SECOND AMENDING AGREEMENT TO THE

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Bearing the formal date of April 22, 2021

OSLER, HOSKIN & HARCOURT LLP

SECOND AMENDING AGREEMENT TO THE

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDING AGREEMENT TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT bearing the formal date of April 22, 2021 is made among MTY FOOD GROUP INC. (“MTY”) and MTY FRANCHISING USA, INC. (“MTY USA” and, collectively with MTY, the “Borrowers”), as borrowers, the other Loan Parties listed on the signature pages hereto, THE TORONTO-DOMINION BANK, as Canadian Agent, TORONTO DOMINION (TEXAS) LLC, as U.S. Agent, the financial institutions identified on the signature pages hereto, as Revolving Lenders, and TD SECURITIES and NATIONAL BANK FINANCIAL MARKETS, as Co-Lead Arrangers and Joint Bookrunners (the “Second Amending Agreement”).

WHEREAS the Borrowers, the various lenders party thereto from time to time, as lenders, The Toronto-Dominion Bank, as Canadian agent, Toronto Dominion (Texas) LLC, as U.S. Agent, TD Securities and National Bank Financial Markets, as co-lead arrangers and joint bookrunners, Bank of Montreal and The Bank of Nova-Scotia, as co-documentation agents as well as each of the guarantors party thereto have entered into and executed a second amended and restated credit agreement dated as of September 23, 2019, as amended on May 22, 2020 (the “Credit Agreement”).

WHEREAS, the parties to the Credit Agreement wish to amend certain provisions thereof as follows, without any novation whatsoever.

NOW THE PARTIES HAVE AGREED AS FOLLOWS:

1.	INTERPRETATION

1.1	Second Amending Agreement

This Second Amending Agreement is declared to be supplemental to the Credit Agreement and is to form part thereof and shall have the same effect as though incorporated in the Credit Agreement. All provisions of the Credit Agreement, except only insofar as may be inconsistent with the express provisions of this Second Amending Agreement, shall apply to and have effect in connection with this Second Amending Agreement.

1.2	Definitions

Unless otherwise defined or unless there is something in the subject matter or the context inconsistent herewith, the capitalised words and expressions used in this Second Amending Agreement, or in any agreement or document supplemental or ancillary hereto shall have the respective meaning ascribed thereto in the Credit Agreement.

1.3	Headings

The division of this Second Amending Agreement into Articles, Sections, subsections, paragraphs and subparagraphs and the insertion of titles are for convenience of reference only and do not affect the meaning or the interpretation of this Second Amending Agreement.

1.4	Preamble

The preamble of this Second Amending Agreement shall form an integral part hereof as if at length recited herein.

1.5	Governing Law

This Second Amending Agreement and the interpretation and enforcement thereof shall be governed by and construed in accordance with the laws of the Province of Québec and the federal laws of Canada applicable therein.

Notwithstanding the foregoing sentence, in respect of the Guarantors incorporated under the Laws of the United States of America, this Second Amending Agreement shall be governed by and construed in accordance with the laws of the State of New York.

1.6	Submission to Jurisdiction

Each Loan Party (other than the Guarantors incorporated under the Laws of the United States of America) irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the Province of Québec, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Second Amending Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court.

Each Guarantor incorporated under the Laws of the United States of America irrevocably submits and consents to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Second Amending Agreement or any transactions contemplated hereby.

Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Second Amending Agreement or in any other Loan Document shall affect any right that the Agent or any Revolving Lender may otherwise have to bring any action or proceeding relating to this Second Amending Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

1.7	Waiver of Venue

Each Loan Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Second Amending Agreement or any other Loan Document in any applicable court referred to in Section 1.6. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defence of an inconvenient forum to the maintenance of such action or proceeding in any such court.

1.8	References to this Second Amending Agreement

The expressions “hereto” or “hereunder” or “hereof” or “herein” refer to this Second Amending Agreement.

2.	AMENDMENTS TO THE CREDIT AGREEMENT

The Credit Agreement is hereby amended, without any novation whatsoever and with effect as of the Effective Date (as defined below), as follows:

2.1	by deleting the definition of Canadian Revolving Credit Commitment in Section 1.1 of the Credit Agreement in its entirety and by replacing it with the following:

““Canadian Revolving Credit Commitment” means $600,000,000 or such lesser amount as may be available following a reduction of the Canadian Revolving Lender’s Canadian Revolving Credit Commitment of any Canadian Revolving Lender or such higher amount in accordance with Sections 2.13 or 2.20.”;

2.2	by deleting the definition of Maturity Date in Section 1.1 of the Credit Agreement in its entirety and by replacing it with the following:

““Maturity Date” means, in respect of Accommodations Outstanding under the Revolving Credit Facility, April 22, 2024, subject to any extension of such date in accordance with Section 2.17.”;

2.3	by deleting the definition of Obligations in Section 1.1 of the Credit Agreement in its entirety and by replacing it with the following:

““Obligations” means all obligations, indebtedness and liabilities of the Borrowers and the Guarantors (i) to the Agents and the Revolving Lenders under or in connection with this Agreement or any other Loan Documents, including all obligations, indebtedness and liabilities under the Revolving Credit Facility or in connection with any Erroneous Payment Subrogation Rights, (ii) to the Agents and the Revolving Lenders under or in connection with any cash management or treasury management arrangements or agreements and corporate credit cards, including all principal, interest, fees, indemnities, costs and expenses thereunder, up to an aggregate amount not exceeding $[REDACTED], (iii) to the Hedge Lenders (including any former Hedge Lenders) under the other Loan Documents and under the Eligible Hedging Agreements and (iv) to the Term Lenders under or in connection with the provisions of Article 11 and Article 17 of the Initial Credit Agreement, and whether present or future, direct or indirect, absolute or contingent, matured or not, and wherever and however incurred. Notwithstanding anything to the contrary contained herein, the Obligations, as to any Loan Party, shall not include, as to each such Loan Party only, any Excluded US Hedge Obligations of such Loan Party.”;

2.4	by deleting the definition of Revolving Credit Commitment in Section 1.1 of the Credit Agreement in its entirety and by replacing it with the following:

““Revolving Credit Commitment” means, collectively, the Canadian Revolving Credit Commitment and the U.S. Revolving Credit Commitment, being $600,000,000 or such lesser amount as may be available following a reduction of the Revolving Lender’s Revolving Credit Commitment of any Revolving Lender or such higher amount in accordance with Section 2.13.”;

2.5	by adding, in the proper alphabetical order, the following definitions in Section 1.1 of the Credit Agreement:

““Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of a Selected Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Selected Period” pursuant to Section 3.6(5).

“Benchmark” means, initially, LIBOR; provided that if a Benchmark Transition Event, a Term SOFR Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.6(1) or Section 3.6(2).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Agents for the applicable Benchmark Replacement Date:

1.	the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

2.	the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

3.

the sum of: (a) the alternate benchmark rate that has been selected by the Agents and the Borrowers as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of item 1 above, such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by any Agent in its reasonable discretion; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document (other than the ISDA Agreements), upon the occurrence of a Term SOFR Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in item 1 above of this definition (subject to the first proviso above).

If the Benchmark Replacement as determined pursuant to items 1, 2 or 3 above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents (other than the ISDA Agreements).

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then current Benchmark with an Unadjusted Benchmark Replacement for any applicable Selected Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

1.	for purposes of items 1 and 2 of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Agents:

(a)

the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Selected Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b)

the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Selected Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

2.

for purposes of item 3 of the definition of “Benchmark Replacement”, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agents and the Borrowers for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated syndicated credit facilities;

provided that, in the case of item 1 above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Agents in their reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of Base Rate (Canada), the definition of U.S. Prime Rate, the definition of Business Day, the definition of Selected Period, the timing and frequency of determining rates and making payments of interest, the timing of borrowing requests or prepayment, conversion or continuation notices, the length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agents decide may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agents in a manner substantially consistent with market practice (or, if the Agents decide that adoption of any portion of such market practice is not administratively feasible or if the Agents determine that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Agents decide is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents (other than the ISDA Agreements)).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

1.

in the case of items 1 or 2 of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

2.	in the case of item 3 of the definition of “Benchmark Transition Event”, the date of the public statement or publication of information referenced therein;

3.	in the case of a Term SOFR Event, the date that is 30 days after the date a Term SOFR Notice is provided to the Borrowers pursuant to Section 3.6(2); or

4.

in the case of an Early Opt-in Election, the 6th Business Day after the date notice of such Early Opt-in Election is provided to the Revolving Lenders, so long as the Agents have not received by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Revolving Lenders, written notice of objection to such Early Opt-in Election from Revolving Lenders comprising the Majority Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date”

will be deemed to have occurred in the case of items 1 or 2 with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

1.

a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

2.

a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof) or

3.

a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to items 1 or 2 of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document (other than the ISDA Agreements) in accordance with Section 3.6 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document (other than the ISDA Agreements) in accordance with Section 3.6.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Agents in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Agents decide that any such convention is not administratively feasible for the Agents, then the Agents may establish another convention in their reasonable discretion.

“Early Opt-in Election” means, if the then-current Benchmark is the LIBOR, the occurrence of:

1.

a notification by the Agents to (or the request by the Borrowers to the Agents to notify) to each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review); and

2.	the joint election by the Agents and the Borrowers to trigger a fallback from LIBOR and the provision by the Agents of written notice of such election to the Revolving Lenders.

“Erroneous Payment” has the meaning assigned to it in Section 15.12(1).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 15.12(4).

“Erroneous Payment Impacted Accommodations” has the meaning assigned to it in Section 15.12(4).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 15.12(4).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 15.12(4).

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment, amendment and restatement, or renewal of this Agreement or otherwise) with respect to LIBOR.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Payment Recipient” has the meaning assigned to it in Section 15.12(1).

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is the LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (b) if such Benchmark is not the LIBOR, the time determined by the Agents in their reasonable discretion.

“Relevant Governmental Body” means the FRB and/or the NYFRB, or a committee officially endorsed or convened by the FRB and/or the NYFRB, or any successor thereto.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Event” means the determination by the Agents that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Agents and (c) a Benchmark Transition Event has previously occurred resulting in a Benchmark Replacement in accordance with Section 3.6 that is not Term SOFR.

“Term SOFR Notice” means a notification by the Agents to the Borrowers of the occurrence of a Term SOFR Event.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.”;

2.6	by deleting the reference to “$200,000,000” in Section 2.13(1) of the Credit Agreement and by replacing it with “$300,000,000”;

2.7	by deleting Section 2.16(4) of the Credit Agreement in its entirety and by replacing it with the following:

“To the extent that any Libor Rate Advances and BA Instruments are outstanding under the Revolving Credit Facility immediately before the effectiveness of the Second Amending Agreement (the “Relevant Time”), the parties hereto agree and acknowledge that, notwithstanding Section 1.13, the rateable portion of such Accommodations shall be allocated to the Revolving Lenders and shall be determined as nearly as may be rateable in the circumstances and in good faith by the Canadian Agent on the basis of their respective Revolving Lender’s Revolving Credit Commitment at the Relevant Time; it being understood that such allocations and determination shall no longer apply for each such Libor Rate Advance at the expiry of the Interest Period in respect thereof which is applicable thereto as of the Relevant Time or for each such BA Instrument at the expiry of the Selected Maturity Date in respect thereof which is applicable thereto as of the Relevant Time. It is further understood by the parties hereto that, when the above-mentioned allocation and determination no longer applies to any such Libor Rate Advances or BA Instruments as provided for above, the rateable portion of such Accommodations shall be immediately allocated to the Revolving Lenders in compliance with Section 1.13 and on the basis of their respective Revolving Lender’s Revolving Credit Commitments.”;

2.8	by deleting the last paragraph of Section 3.4 of the Credit Agreement in its entirety;

2.9	by adding the following new Section 3.6 to the Credit Agreement, immediately after Section 3.5:

“3.6    Effect of Benchmark Transition Event

(1)

Notwithstanding anything to the contrary herein or in any other Loan Document (other than the ISDA Agreements), if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with items 1 or 2 of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document (other than the ISDA Agreements) in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (other than the ISDA Agreements) and (y) if a Benchmark Replacement is determined in accordance with item 3 of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document (other than the ISDA Agreements) in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Revolving Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (other than the ISDA Agreements) so long as the Agents have not received, by such time, written notice of objection to such Benchmark Replacement from Revolving Lenders comprising the Majority Lenders.

(2)

Notwithstanding anything to the contrary herein or in any other Loan Document (other than the ISDA Agreements) and subject to the proviso below in this paragraph, if a Term SOFR Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document (other than the ISDA Agreements) in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (other than the ISDA Agreements); provided that, this Section 3.6(2) shall not be effective unless the Agents have delivered to the Borrowers a Term SOFR Notice.

(3)

In connection with the implementation of a Benchmark Replacement, the Agents will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loam Document (other than the ISDA Agreements), any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document (other than the ISDA Agreements).

(4)

The Agents will promptly notify the Borrowers and the Revolving Lenders of (i) any occurrence of a Benchmark Transition Event, Term SOFR Event or Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.6(5) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agents pursuant to this Section 3.6, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document (other than the ISDA Agreements), except, in each case, as expressly required pursuant to this Section 3.6.

(5)

Notwithstanding anything to the contrary herein or in any other Loan Document (other than the ISDA Agreements), at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Agents may modify the definition of “Selected Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Agents may modify the definition of “Selected Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(6)

Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any request for a borrowing of, conversion to or continuation of a LIBOR Rate Advance to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate (Canada) Advances or U.S. Prime Rate Advances, as applicable. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate (Canada) or the U.S. Prime Rate, as applicable, based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate (Canada) or the U.S. Prime Rate, as applicable.”;

2.10	by deleting Section 4.1(1)(a) of the Credit Agreement in its entirety and by replacing it with the following:

“the Selected Period during which it desires such issue of BAs to be outstanding. Such Selected Period must be of one, two or three months or such other period as may be acceptable to the Canadian Agent, acting in accordance with the instructions of all the Canadian Revolving Lenders;”;

2.11	by deleting Section 15.12 of the Credit Agreement in its entirety and by replacing it with the following:

“15.12    Erroneous Payments.

(1)

If the Agents notify any Revolving Lender, Term Lender, Swingline Lender, Fronting Letter of Credit Lender or Hedge Lender (including any former Hedge Lender) or any Person who has received funds on behalf of a Revolving Lender, a Term Lender, a Swingline Lender, a Fronting Letter of Credit Lender or a Hedge Lender (including any former Hedge Lender) (any such Revolving Lender, Term Lender, Swingline Lender, Fronting Letter of Credit Lender, Hedge Lender (including any former Hedge Lender) or other recipient, a “Payment Recipient”) that the Agents have determined in their sole discretion (whether or not after receipt of any notice under Section 15.12(2) below) that any funds received by such Payment Recipient from any Agent or any of their respective Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient, whether or not known to such Payment Recipient (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agents and shall be segregated by the Payment Recipient and held in trust for the benefit of the Agents, and such Payment Recipient shall promptly, but in no event later than two Business Days thereafter, return to the Agents the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agents in same day funds at the greater of the Federal Funds Rate and a rate determined by the Agents in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of any Agent to any Payment Recipient under this Section 15.12(1) shall be conclusive, absent manifest error.

(2)

Without limiting Section 15.12(1), each Payment Recipient hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from any Agent (or any of its Affiliates) (i) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by any Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (ii) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by any Agent (or any of its Affiliates), or (iii) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case:

(a)

(x) in the case of items (i) and (ii) of this Section 15.12(2), an error shall be presumed to have been made (absent written confirmation from any Agent to the contrary) or (y) an error has been made (in the case of item (iii) of this Section 15.12(2)), in each case, with respect to such payment, prepayment or repayment; and

(b)

such Payment Recipient shall (and shall cause any other recipient that receives funds on its behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Agents of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agents pursuant to this Section 15.12(2).

(3)

Each Payment Recipient hereby authorizes the Agents to compensate, set off, net and apply any and all amounts at any time owing to any such Payment Recipient under any Loan Document, or otherwise payable or distributable by any Agent to any such Payment Recipient from any source, against any amount due to any Agent under Section 15.12(1) above or under the indemnification provisions of this Agreement.

(4)

In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agents for any reason, after demand therefor by the Agents in accordance with Section 15.12(1) above, from any Payment Recipient that has received any such Erroneous Payment, or portion thereof (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon any Agent’s notice to such Payment Recipient at any time, (i) such Payment Recipient shall be deemed to have assigned its Accommodations (but not its Revolving Lender’s Revolving Credit Commitment) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Accommodations”) in an amount equal to the Erroneous Payment Return Deficiency, or such lesser amount as the Agents may specify (such assignment of the Accommodations (but not the Revolving Lender’s Revolving Credit Commitment) of the Erroneous Payment Impacted Accommodations, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Agents in such instance), and is hereby (together with the Borrowers) deemed to execute and deliver an Assignment and Assumption Agreement with respect to such Erroneous Payment Deficiency Assignment, and such Payment Recipient shall deliver any documents evidencing such Accommodations to the Borrowers and the Agents, (ii) the relevant Agent as the assignee shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the relevant Agent as assignee shall become a Revolving Lender, Swingline Lender, Fronting Letter of Credit Lender or Hedge Lender, as applicable, with respect to such Erroneous Payment Deficiency Assignment and the assigning Payment Recipient shall cease to be a Revolving Lender, Swingline Lender, Fronting Letter of Credit Lender or Hedge Lender, as applicable, with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Revolving Lender’s Revolving Credit Commitments which shall survive as to such assigning Payment Recipient and (iv) the Agents may reflect in the Register their ownership interest in the Accommodations subject to the Erroneous Payment Deficiency Assignment. The Agents may, in their discretion, sell any Accommodations acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Payment Recipient shall be reduced by the net proceeds of the sale of such Accommodation (or portion thereof), and the Agents shall retain all other Rights, Remedies and/or Recourses against such Payment Recipient. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Revolving Lender’s Revolving Credit Commitments of any Payment Recipient and such Revolving Lender’s Revolving Credit Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that any Agent has sold an Accommodation (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, such Agent shall be contractually subrogated to all the rights and interests of the applicable Payment Recipient under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(5)

The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by any Agent from any Borrower or any other Loan Party for the purpose of making such Erroneous Payment.

(6)

To the extent permitted by Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of compensation, set-off or recoupment with respect to any demand, claim or counterclaim by any Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(7)

Each party’s obligations, agreements and waivers under this Section 15.12(7) shall survive the resignation or replacement of any Agent, any transfer of rights or obligations by, or the replacement of, any Revolving Lender, Term Lender, Swingline Lender, Fronting Letter of Credit Lender, Hedge Lender (including any former Hedge Lender), the termination of the Revolving Credit Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.”;

2.12	by deleting Section 19.1(2) of the Credit Agreement in its entirety and by replacing it with the following:

“Only written acceptances, amendments, waivers or consents signed by all the Revolving Lenders shall (i) increase the maximum amount of the Revolving Credit Facility or of the Revolving Lender’s Revolving Credit Commitment of any Revolving Lender; (ii) reduce the principal or amount of, or interest on, directly or indirectly, any Accommodation Outstanding or any Fees; (iii) postpone any date fixed for any payment of principal of, or interest on, any Accommodation Outstanding or any Fees; (iv) change the percentage of the Revolving Credit Commitment or the number or percentage of Revolving Lenders required for the Revolving Lenders, or any of them, or the Agents to take any action; (v) permit any termination of any of the Guarantees required hereunder or release any of the Guarantees (except as contemplated by this Agreement or the other Loan Documents); (vi) change the definition of Majority Lenders; (vii) modify any provision of this Agreement providing for the sharing of Proceeds of Realization; (viii) amend Section 3.6; or (ix) amend this Section 19.1(2).”;

2.13	by deleting the Agents’ addresses in Schedules 1, 2, 2.10, 3 and 4 of the Credit Agreement in its entirety and by replacing it with the following:

“[REDACTED]”;

2.14

by replacing Schedule 6 (Applicable Margin and Applicable Standby Fee Rate) of the Credit Agreement in its entirety and by replacing it with Schedule 6 attached hereto in Appendix I to this Second Amending Agreement; and

2.15	by replacing Schedule 9 (Revolving Credit Commitments) of the Credit Agreement in its entirety and by replacing it with Schedule 9 attached hereto in Appendix II to this Second Amending Agreement.

3.	CONDITIONS PRECEDENT

Notwithstanding the execution of this Second Amending Agreement, the provisions hereof shall not come into effect until the following conditions precedent shall have been met to the satisfaction of the Agent on or prior to April 28, 2021 (or such later date determined by the Borrowers, the Agent and the Revolving Lenders) or, as the case may be, waived by the Agent and the Revolving Lenders (the “Effective Date”).

CORPORATE MATTERS

3.1	The Agents shall have received counterparty signature pages to this Second Amending Agreement from the Borrowers, the Guarantors and the Revolving Lenders.

3.2

The Agents shall have received a certified copy of (i) (A) in respect of each Borrower whose charter documents and by-laws have changed or otherwise been amended since September 23, 2019, the charter documents and by-laws of such Borrower and (B) in respect of each Borrower whose charter documents and by-laws have not changed or otherwise been amended since September 23, 2019, a confirmation from such Borrower to this effect; (ii) the resolutions of the board of directors or of the shareholders, as the case may be, of each Borrower approving this Second Amending Agreement and the other matters contemplated by this Second Amending Agreement and the completion of all of the transactions contemplated hereunder; and (iii) all other instruments evidencing necessary corporate action of each Borrower and of any required Authorization with respect to such matters.

3.3

The Agents shall have received a certificate of the secretary or an assistant secretary (or the equivalent) of each Borrower, certifying the names and true signatures of its officers or managers, as applicable, authorized to sign this Second Amending Agreement.

3.4

The Agents shall have received a certificate of status, compliance, good standing or like certificate with respect to each Borrower issued by the appropriate government official in the jurisdiction of its incorporation.

FEES, EXPENSES AND COSTS

3.5

The Agents shall have received evidence of the payment of all fees and expenses relating to this Second Amending Agreement, including (i) all fees listed in the request for consent dated April 5, 2021 provided by the Borrowers to the Agents and the Revolving Lenders and (ii) the fees and disbursements of the Agents’ and Revolving Lenders’ legal counsel incurred in connection with the preparation and negotiation of this Second Amending Agreement, up to and including the date of effectiveness thereof.

COMPLIANCE

3.6

The Agents shall have received a certificate of a senior officer of the MTY certifying, inter alia, (i) that all of the representations and warranties contained in the Credit Agreement or in any other Loan Document are true and correct in all material respects on and as of the date of effectiveness of this Second Amending Agreement as though made on and as of such date, except for any representations and warranties which are given as at a particular date, (ii) that no Default or Event of Default has occurred or is continuing and (iii) the absence of any Material Adverse Effect since November 30, 2020.

4.	MISCELLANEOUS

4.1	All of the other provisions of the Credit Agreement remain unchanged.

4.2

This Second Amending Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute the one and same instrument.

4.3

This Second Amending Agreement, upon it becoming effective, replaces and supersedes any and all written or verbal agreements, understandings and undertakings between the Agent, the Lenders and the Borrowers in connection therewith.

4.4

The parties hereto agree that the amendments to the Credit Agreement as well as the entering into and execution of this Second Amending Agreement shall not constitute any novation whatsoever and that each Guarantee shall continue to be in full force and effect and to apply to the Credit Agreement, as amended hereby.

(Signatures on following pages)

IN WITNESS WHEREOF, the parties hereto have signed this Second Amending Agreement as of the date hereinabove mentioned.

MTY FOOD GROUP INC.

By:	/s/ Eric Lefebvre
Name:	Eric Lefebvre
Title:	Authorized Signatory

MTY FRANCHISING USA, INC.

By:	/s/ Eric Lefebvre
Name:	Eric Lefebvre
Title:	Authorized Signatory

Address for Notice:
8150 Transcanada Highway
Suite 200
Montréal, Québec
H4S 1M5

Attention:	Chief Financial Officer
Fax:	(514) 336-9222
Email:	renees@mtygroup.com

with a copy to:
Fasken Martineau DuMoulin LLP
800 Square Victoria, Bureau 3700
Montréal, QC
H4Z 1E9

Attention:	Martin Racicot
Fax:	(514) 397-7600
Email:	mracicot@fasken.com

IN WITNESS WHEREOF, each of the Guarantors hereby intervenes to this Second Amending Agreement and hereby (i) acknowledges having taken cognizance of the terms and conditions contained in this Second Amending Agreement, (ii) confirms that its Obligations are in all respects continuing and in full force and effect and (iii) confirms that all references in the Loan Documents to the Second Amending Agreement shall be deemed to refer without further amendment to the Credit Agreement as amended by the Second Amending Agreement.

MTY FRANCHISING INC.

By:	/s/ Eric Lefebvre
Name:	Eric Lefebvre
Title:	Authorized Signatory

M.T.Y. DAIRY BARS INC.

By:	/s/ Eric Lefebvre
Name:	Eric Lefebvre
Title:	Authorized Signatory

FONTAINE SANTÉ CANADA INC.

By:	/s/ Eric Lefebvre
Name:	Eric Lefebvre
Title:	Authorized Signatory

9316-4978 QUÉBEC INC.

By:	/s/ Eric Lefebvre
Name:	Eric Lefebvre
Title:	Authorized Signatory

KAHALA BRANDS CANADA INC.

By:	/s/ Eric Lefebvre
Name:	Eric Lefebvre
Title:	Authorized Signatory

11078526 CANADA INC.

By:	/s/ Eric Lefebvre
Name:	Eric Lefebvre
Title:	Authorized Signatory

3330450 NOVA SCOTIA COMPANY

By:	/s/ Eric Lefebvre
Name:	Eric Lefebvre
Title:	Authorized Signatory

MTY FRANCHISING USA, INC.
MUCHO BURRITO FRANCHSING USA, INC.

By:	/s/ Jenny Moody
Name:	Jenny Moody
Title:	Authorized Signatory

KAHALA BRANDS, INC.
COLD STONE CREAMERY, INC.
KAHALA FRANCHISE CORP.
T.T.I. NATIONAL ADVERTISING FUND, INC.
TACO TIME INTERNATIONAL, INC.
PINKBERRY HOLDING CORPORATION
PINKBERRY, INC.
PINKBERRY VENTURES, INC.
PINKBERRY FRANCHISING COMPANY
BAJA FRESH MARKETING DEVELOPMENT FUND, INC.

By:	/s/ Jenny Moody
Name:	Jenny Moody
Title:	Secretary

PAPA MURPHY’S HOLDINGS, INC.
PAPA MURPHY’S COMPANY STORES, INC.
MURPHY’S MARKETING SERVICES, INC.
PAPA MURPHY’S INTERNATIONAL LLC
PAPA MURPHY’S WORLDWIDE LLC

By:	/s/ Eric Lefebvre
Name:	Eric Lefebvre
Title:	Authorized Signatory

ACTSINFO USA LLC

By:	KAHALA BRANDS, INC., as a Member

By:	/s/ Jenny Moody
Name:	Jenny Moody
Title:	Secretary

KAHALA FRANCHISING, L.L.C.
KAHALA MANAGEMENT, L.L.C.
KAHALA OPERATIONS, LLC
KAHALA REAL ESTATE, LLC
KAHALA SUPPORT, LLC
MW VENTURES, LLC
TASTI D-LITE LLC

By:	KAHALA BRANDS, INC., as sole Member

By:	/s/ Jenny Moody
Name:	Jenny Moody
Title:	Secretary

COLD STONE CREAMERY INTERNATIONAL, LLC

By:	KAHALA FRANCHISING, L.L.C., as sole Member

By: KAHALA BRANDS, INC., as sole Member

	By:	/s/ Jenny Moody
	Name:	Jenny Moody
	Title:	Secretary

COLD STONE CREAMERY RESTAURANTS, L.L.C.
KAHALA HOLDINGS, L.L.C.
KAHALA RESTAURANTS, LLC
TACO TIME SPOKANE MANAGEMENT, L.L.C.

By:	KAHALA OPERATIONS, LLC, as sole Member

By: KAHALA BRANDS, INC., as sole Member

	By:	/s/ Jenny Moody
	Name:	Jenny Moody
	Title:	Secretary

CSC REAL ESTATE MANAGEMENT, LLC
NEPTUNE EQUIPMENT SERVICES, LLC

By: KAHALA SUPPORT, LLC, as sole Member

By: KAHALA BRANDS, INC., as sole Member

By:	/s/ Jenny Moody
Name:	Jenny Moody
Title:	Secretary

KBI HOLDINGS, L.L.C.

By: KAHALA REAL ESTATE, LLC, as sole Member

By: KAHALA BRANDS, INC., as sole Member

By:	/s/ Jenny Moody
Name:	Jenny Moody
Title:	Secretary

PINKBERRY ASIA PACIFIC, LLC

By: PINKBERRY VENTURES, INC., as sole Member

By:	/s/ Jenny Moody
Name:	Jenny Moody
Title:	Secretary

CS PB HOLDINGS, LLC

By: PINKBERRY ASIA PACIFIC, LLC, as sole Member

By: PINKBERRY VENTURES, INC., as sole Member

By:	/s/ Jenny Moody
Name:	Jenny Moody
Title:	Secretary

PB ROOSEVELT FIELD, LLC
PB PARK SLOPE, LLC

By:	BKLI HOLDINGS, LLC, as sole Member

	By:	CS PB HOLDINGS, LLC, as sole Member

		By:	PINKBERRY ASIA PACIFIC, LLC, as sole Member

		By:	PINKBERRY VENTURES, INC., as sole Member

By:	/s/ Jenny Moody
Name:	Jenny Moody
Title:	Secretary

4SK – 2508 BWAY LLC

By:	CS PB HOLDINGS, LLC, as sole Member

	By:	PINKBERRY ASIA PACIFIC, LLC, as sole Member

		By:	PINKBERRY VENTURES, INC., as sole Member

By:	/s/ Jenny Moody
Name:	Jenny Moody
Title:	Secretary

COLD STONE FRANCHISEE NATIONAL ADVISORY BOARD, LLC
TEXAS NATURAL TREAT HOLDINGS, LLC
4SK – 1039 SECOND, LLC
4SK – 2041 BWAY LLC
4SK – 2873 BWAY LLC
4SK – 330 58TH LCC
4SK – 596 9TH, LLC
4SK – 7W 32ND LLC

By:	PINKBERRY HOLDING CORPORATION, as Manager

	By:	/s/ Eric Lefebvre
	Name:	Eric Lefebvre
	Title:	Director

BF ACQUISITION HOLDINGS, LLC
CB FRANCHISE SYSTEMS, LLC
BUILT FRANCHISE SYSTEMS, LLC
MTY USA FIN ONE HOLDING, LLC
MTY USA FIN THREE HOLDING, LLC

By: MTY FRANCHISING USA, INC., as sole Member

	By:	/s/ Jenny Moody
	Name:	Jenny Moody
	Title:	Secretary

LAS ACQUISITION, LLC
LA SALSA FRANCHISE, LLC
BF GIFT CARD HOLDINGS, LLC
BF PROPERTIES, LLC
AZ FRESH ENTERPRISES, LLC
LA SALSA PROPERTIES, LLC

By: BF ACQUISITION HOLDINGS, LLC, as sole Member

	By:	MTY FRANCHISING USA, INC., as sole Member

	By:	/s/ Jenny Moody
	Name:	Jenny Moody
	Title:	Secretary

LA SALSA GIFT CARD, LLC

By: LAS ACQUISITION, LLC, as sole Member and Manager

By:	BF ACQUISITION HOLDINGS, LLC, as sole Member

	By:	MTY FRANCHISING USA, INC., as sole Member

	By:	/s/ Jenny Moody
	Name:	Jenny Moody
	Title:	Secretary

MTY USA FIN HOLDING, LP

By: MTY USA FIN One Holding, LLC, as General Partner

By: MTY FRANCHISING USA, INC., as sole Member

By:	/s/ Jenny Moody
Name:	Jenny Moody
Title:	Secretary

MTY USA FIN TWO HOLDING, LLC

By: 3330450 NOVA SCOTIA COMPANY

By:	/s/ Eric Lefebvre
Name:	Eric Lefebvre
Title:	Authorized Signatory

MM1 REGIONAL LLC
MM2 REGIONAL LLC

By: Murphy’s Marketing Services, Inc., as Managing Member

By:	/s/ Eric Lefebvre
Name:	Eric Lefebvre
Title:	Authorized Signatory

THE TORONTO-DOMINION BANK, as Canadian Agent

By:	/s/ [REDACTED]
Authorized Signing Officer

By:
Authorized Signing Officer

Address for Notice:
For Drawdowns, Rollovers, Conversions and
Repayments:
The Toronto-Dominion Bank, as Canadian Agent
[REDACTED]
Attention:	[REDACTED]
Fax:	[REDACTED]
Email:	[REDACTED]
For all other Notices:
The Toronto-Dominion Bank, as Canadian Agent
[REDACTED]
Attention:	[REDACTED]
Fax:	[REDACTED]

with a copy to:
Osler, Hoskin & Harcourt LLP
[REDACTED]
Attention:	[REDACTED]
Email:	[REDACTED]

TORONTO DOMINION (TEXAS) LLC, as U.S. Agent

By:	/s/ [REDACTED]
Authorized Signing Officer

By:
Authorized Signing Officer

Address for Notice:
For Drawdowns, Rollovers, Conversions and
Repayments:
Toronto Dominion (Texas) LLC, as U.S. Agent
[REDACTED]
Attention:	[REDACTED]
Fax:	[REDACTED]
Email:	[REDACTED]

For all other Notices:
Toronto Dominion (Texas) LLC, as U.S. Agent
REDACTED]
Attention:	[REDACTED]
Fax:	[REDACTED]

with a copy to:
Osler, Hoskin & Harcourt LLP
[REDACTED]
Attention:	[REDACTED]
Email:	[REDACTED]

THE TORONTO-DOMINION BANK, as Canadian Revolving Lender

By:	/s/ [REDACTED]
Authorized Signing Officer

By:	/s/ [REDACTED]
Authorized Signing Officer

Letter of Credit Commitment: $[REDACTED]

Address for Notice:
[REDACTED]

Attention:	[REDACTED]
Email:	[REDACTED]
Email:	[REDACTED]

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as US Revolving Lender

By:	/s/ [REDACTED]
Authorized Signing Officer

By:
Authorized Signing Officer

Address for Notice:
[REDACTED]

Attention:	[REDACTED]
Email:	[REDACTED]
Email:	[REDACTED]

NATIONAL BANK OF CANADA, as Canadian Revolving Lender and as US Revolving Lender

By:	/s/ [REDACTED]
Authorized Signing Officer

By:	/s/ [REDACTED]
Authorized Signing Officer

Address for Notice:

[REDACTED]

Attention:	[REDACTED]
Fax:	[REDACTED]
Email:	[REDACTED]

BANK OF MONTREAL, as Canadian Revolving Lender and Swingline Lender

By:	/s/ [REDACTED]
Authorized Signing Officer

By:	/s/ [REDACTED]
Authorized Signing Officer

Address for Notice:
Bank of Montreal
[REDACTED]

Attention:	[REDACTED]
Fax:	[REDACTED]
Email:	[REDACTED]

BANK OF MONTREAL, acting through its Chicago branch, as US Revolving Lender

By:	/s/ [REDACTED]
Authorized Signing Officer

By:
Authorized Signing Officer

Address for Notice:
Bank of Montreal Chicago Branch
[REDACTED]

Attention:	[REDACTED]
Fax:	[REDACTED]
Email:	[REDACTED]

THE BANK OF NOVA SCOTIA, as Canadian Revolving Lender and as US Revolving Lender

By:	/s/ [REDACTED]
Authorized Signing Officer

By:	/s/ [REDACTED]
Authorized Signing Officer

Address for Notice:
[REDACTED]

Attention:	[REDACTED]
Fax:	[REDACTED]
Email:	[REDACTED]

ROYAL BANK OF CANADA, as Canadian Revolving Lender and as US Revolving Lender

By:	/s/ [REDACTED]
Authorized Signing Officer

By:
Authorized Signing Officer

Address for Notice:
[REDACTED]

Attention:	[REDACTED]
Fax:	[REDACTED]
Email:	[REDACTED]

CANADIAN IMPERIAL BANK OF COMMERCE, as Canadian Revolving Lender and as US Revolving Lender

By:	/s/ [REDACTED]
Authorized Signing Officer

By:	/s/ [REDACTED]
Authorized Signing Officer

Address for Notice:
[REDACTED]

Attention:	[REDACTED]
Fax:	[REDACTED]
Email:	[REDACTED]

LAURENTIAN BANK OF CANADA, as Canadian Revolving Lender and as US Revolving Lender

By:	/s/ [REDACTED]
Authorized Signing Officer

By:	/s/ [REDACTED]
Authorized Signing Officer

Address for Notice:
[REDACTED]

Attention:	[REDACTED]
Fax:	[REDACTED]
Email:	[REDACTED]